UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 26, 2022, ReWalk Robotics Ltd. (the “Company”) issued a press release announcing that it filed its revised preliminary proxy with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2022 Annual Meeting of Shareholders (the “Annual Meeting”).  In addition, the Company announced that its Board of Directors issued a letter to its shareholders, the full text of which is included in the press release. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://ir.rewalk.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://ir.rewalk.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1*	Press release dated May 26, 2022 of ReWalk Robotics Ltd.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.
Dated: May 26, 2022	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Director of Finance

ReWalk Robotics Files Revised Preliminary Proxy Statement and
Issues Letter to Shareholders

Highlights the Company’s Recent Progress and Momentum Towards Value-Enhancing Commercialization
and Reimbursement

Notes that Current Board and Management Team Have the Right Skill Sets, Institutional Knowledge and
Third-Party Relationships to Implement Reimbursement Coverage and Create Long-Term, Sustainable
Value for Shareholders

Review of CVC Director Nominees Indicates They Would Not Add Value to the Board, Especially at this
Critical Stage for the Company

MARLBOROUGH, Mass. BERLIN and YOKNEAM ILIT, Israel, May 26, 2022 (GLOBE NEWSWIRE) --ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”), a leading manufacturer of robotic medical technology for people with lower extremity disabilities, today announced that it has filed its revised preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). In connection with this filing, the Company’s Board of Directors (the “Board”) issued the below letter to shareholders.

***

May 26, 2022

Dear Shareholders,

Thank you for your investment in ReWalk Robotics and your confidence in our life-changing technologies. We are writing to you because this year’s Annual Meeting of Shareholders (the “Annual Meeting”) will be especially important, as we are closing in on achieving critical milestones to pave the way for broader patient access to our solutions, which we believe will enhance value creation.

Your Board and management team are working hard to continue to create value by pursuing increased access to wearable robotic exoskeletons through expanded reimbursement coverage in the U.S. and Germany. These efforts are catalysts for achieving sustainable growth stemming from our years of thoughtful investment in research, development and innovation. In our view, ReWalk is at an exciting inflection point on the road to broad commercialization.

Our core strategy involves the following:

✔	Adding systemic coverage and reimbursement with the Centers for Medicare and Medicaid (“CMS”) and other payers to improve lives and create pathways for individuals to benefit from our technologies

✔	Making meaningful progress on key long-term initiatives, including developing the infrastructure for claims processing post payer approvals and to improve Veterans Affairs (“VA”) support post-COVID

✔	Advancing technical developments that expand our addressable markets and allow more effective penetration under existing coverage programs

✔	Expanding the Company product portfolio to achieve faster growth on the path to profitability

Below we outline in further detail the exciting progress to date and our plans for the future.

THE BOARD AND MANAGEMENT HAVE OVERSEEN TANGIBLE PROGRESS AGAINST
PREVIOUSLY SET GOALS

Your Board and management team have been focused on creating a meaningful and sustainable market for the personal use of robotic technologies to change patients’ lives. We have made tangible progress, including the following:

✔	Achieved 36% YOY revenue growth in 2021 compared to 2020, as a result of our expanded sales team, increasing market access and successfully building on our contracts

✔	Built foundational clinical data and infrastructure that allowed us to obtain CMS Exoskeleton code issuance and progress on coverage

✔	Prioritized working with individual patient cases to establish a more efficient claims processing system in order to facilitate smooth processing of cases

✔	Obtained expanded Exoskeleton reimbursement coverage in Germany with two additional supply agreements

✔	Added a contract with Rebotics Technology in the U.K. in order to provide the full infrastructure needed to support expansion in the U.K.

✔
Continued to drive improvements to our ReWalk Personal Exoskeleton in preparation for two different FDA submissions anticipated in 2022. These design advances expand upon our position as the most used personal exoskeleton in the world and will improve functionality and usability to further increase adoption of the ReWalk Exoskeleton

✔
Achieved FDA breakthrough status for two R&D products that qualified for CMS coverage under the prior Medicare Coverage of Innovative Technology guidelines, and we are providing legislative support by working with the Medical Device Manufacturers Association for the Transitional Coverage of Emerging Technologies coverage proposals that are intended to modify and improve the prior proposal

✔	Launched National Health Service pilot and made meaningful progress on our U.S. national pilot initiative for our ReStore stroke product in the U.K. and U.S.

✔	Maintained a strong balance sheet with no debt, to support the achievement of our goals

WE HAVE STRONG MOMENTUM HEADING INTO THE SECOND HALF OF 2022 AND ARE
APPROACHING CRITICAL MILESTONES THAT REQUIRE OUR FULL BOARD’S EXPERTISE AND
KNOWLEDGE

Several pivotal milestones lay ahead in the remainder of this year, and collectively we are laser-focused on leveraging the value-enhancing potential of these developments by:

✔
Building on the CMS code that was achieved by defining the benefit category – with the positive development that we have been included in the June 8th first biannual Healthcare Common Procedure Coding System (HCPCS) session; in parallel, we will begin to submit the first Medicare cases as part of the pricing and supply process in the remainder of this year

✔
Anticipating the issuance of a German Federal Social Court ruling that would clarify the reimbursement structure for exoskeletons and help to establish them as a standard of care. This would enable the expansion of additional supply contracts

✔	Looking to achieve YOY revenue growth with the VA reopening post COVID-19 pandemic, German expansion and the initiation of cases with CMS

✔	Focusing on new business development with the potential addition of one or more commercial product lines designed to leverage our current sales pathways and shorten the timeline to profitability

WE ARE COMMITTED TO ENSURING OUR BOARD IS CONTINUALLY REFRESHED WITH THE
RIGHT MIX OF SKILL SETS AND EXPERIENCE TO OVERSEE VALUE CREATION

We believe we have a strong Board with the necessary mix of essential skills and relevant experience to help drive our efforts to achieve broader reimbursement for, and commercialization of, our life-changing technologies.

As a Board, we are focused on refreshment and evaluating on an ongoing basis whether we have the right skill sets to maximize value at all levels. Our commitment to Board refreshment is something we take very seriously:

✔	Last month, we appointed Joseph Turk, Jr., a seasoned medical device professional with extensive experience in medical device commercialization, to the Board

✔
Prior to that, in October 2020, we appointed Randel Richner to the Board. Ms. Richner is a healthcare policy and reimbursement expert with over 30 years of experience bringing health economics and reimbursement strategic services to the healthcare industry

✔	Both Mr. Turk and Ms. Randel bring essential skill sets in reimbursement and post-CMS reimbursement, which is what we believe ReWalk needs at this critical point

Unfortunately, Creative Value Capital Limited Partnership (“CVC”), which claims to hold approximately 3% of ReWalk’s outstanding shares, has submitted a notice of its intent to nominate candidates for election to the Board and submit two additional proposals for consideration at the Annual Meeting.

We believe that all three of our candidates up for election at the Annual Meeting – CEO Larry Jasinski, Dr. John William Poduska and Randel Richner – are critical to sustaining momentum with reimbursement and technology development. Their experience and specific roles in these areas are essential to our success. CVC has provided limited information about its nominees and has not articulated why they should be elected to the Board. We strongly recommend that shareholders do not vote for any of CVC’s nominees.

Additionally, among CVC’s proposals is the removal of three of our sitting directors: Chairman Jeff Dykan, Yohanan Engelhardt and Yasushi Ichiki – all of whom bring integral and unique skill sets and experience to the Board. CVC has provided no explanation as to why it believes it would be good for our Company to remove these directors from the Board, including the Chairman, and we believe such removals would be detrimental to shareholders. We therefore recommend that shareholders do not support this proposal.

Despite ongoing discussions, CVC has not made a good faith attempt to work constructively with our Board, nor has it provided us with any suggestions for improving our business or any other insight into how its nominees would enhance value for all shareholders. As a result, our Board cannot and does not endorse any of the shareholder nominees. However, we remain open to a continued dialogue in order to avoid a costly, distracting and unnecessary proxy contest that threatens our trajectory.

Thank you for your support.

Sincerely,

Jeff Dykan, Chairman	Arik Dan	Yohann Engelhardt	Yasushi Ichiki	Larry Jasinski
Dr. John William Poduska	Randel Richner	Joseph Turk	Wayne B. Weisman

***

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit rewalk.com

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://ir.rewalk.com or through the SEC’s website atwww.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://ir.rewalk.com.

Contacts

Investors:

Morrow Sodali
Michael Verrechia / Eric Kamback, 203-658-9400
m.verrechia@morrowsodali.com / e.kamback@morrrowsodali.com

Media:

Longacre Square Partners
Joe Germani / Greg Marose
jgermani@longacresquare.com / gmarose@longacresquare.com